UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 17, 2004

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2004, Mannatech, Incorporated entered into a one year, non-exclusive supply agreement and a separate trademark license agreement between Caraloe, Inc. and Natural Alternatives International, Inc., which agreements are effective as of December 1, 2004. The Supply Agreement requires Mannatech and its supplier collectively to purchase from Caraloe a minimum of 250 kilograms of Manapol® per month. Pursuant to the Trademark License Agreement, Caraloe grants Mannatech the right and license to use the Manapol® trademark, from Caraloe, in connection with Mannatech’s labeling, advertising, and sale of its products for one year. Copies of the Supply Agreement and the Trademark License Agreement are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit
99.1*+	Supply Agreement entered into on December 17, 2004 to be effective as of December 1, 2004 by and among Mannatech, Caraloe, Inc. and Natural Alternatives International, Inc.

99.2*	Trademark License Agreement entered into on December 17, 2004 to be effective as of December 1, 2004 by and between Mannatech and Caraloe, Inc.

*	File herein.
+	Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: December 22, 2004	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*+	Supply Agreement entered into on December 17, 2004 to be effective as of December 1, 2004 by and among Mannatech, Caraloe, Inc., and Natural Alternatives International, Inc.

99.2*	Trademark License Agreement entered into on December 17, 2004 to be effective as of December 1, 2004 by and between Mannatech and Caraloe, Inc.

*	File herein.
+	Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.